Exhibit 10.27

SYNTIANT CORP.

2026 INCENTIVE AWARD PLAN

GLOBAL STOCK OPTION GRANT NOTICE

Syntiant Corp., a Delaware corporation (the “Company”), pursuant to its 2026 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) an option to purchase the number of shares of the Company’s Common Stock (the “Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein as well as in the Global Stock Option Agreement attached hereto as Exhibit A, which includes any additional provisions for Participant’s country of residence or service, if any, set forth in the appendix for Participant’s country (the “Agreement”), and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Global Stock Option Grant Notice and the Agreement.

Participant:	[____________]
Grant Date:	[____________]
Vesting Commencement Date:	[____________]
Exercise Price per Share:	$[___________]
Total Exercise Price:	$[___________]
Total Number of Shares Subject to the Option:	[____________]
Expiration Date:	[____________]
Vesting Schedule:	[____________]

Type of Option: ☐ Incentive Stock Option ☐ Nonqualified Stock Option

If the Company uses an electronic capitalization table system (such as Shareworks, Certent, Fidelity or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic equity administration system and is considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Option in such electronic equity administration system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the Option through such electronic equity administration system.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing or accepting this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice.

SYNTIANT CORP.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO GLOBAL STOCK OPTION GRANT NOTICE

GLOBAL STOCK OPTION AGREEMENT

Pursuant to the Global Stock Option Grant Notice (the “Grant Notice”) to which this Global Stock Option Agreement (this “Agreement”), which includes any additional provisions for Participant’s country of residence or service, if any, set forth in the Appendix for Participant’s country (such additional provisions, the “Country Provisions”) is attached, Syntiant Corp., a Delaware corporation (the “Company”), has granted to Participant an Option under the Company’s 2026 Incentive Award Plan, as may be amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice or the Plan and the Country Provisions, the terms of the Country Provisions shall control.

ARTICLE II.

GRANT OF OPTION

2.1 Grant of Option. Effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, this Agreement and the Country Provisions (if applicable), subject to adjustments as provided in Article IX of the Plan.

2.2 Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant is a Greater Than 10% Stockholder as of the Grant Date, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to this Section 3.1 and Sections 3.2, 3.3, 5.12 and 5.18 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.

(c) Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Change in Control the Option shall be treated pursuant to Sections 9.2 and 9.3 of the Plan.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten years from the Grant Date;

(b) If this Option is designated as an Incentive Stock Option and Participant, at the time the Option was granted, was a Greater Than 10% Stockholder, the expiration of five years from the Grant Date;

(c) The expiration of three months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or Disability or by the Company for Cause;

(d) The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or

(e) The date of Participant’s Termination of Service for Cause.

3.4 Special Tax Consequences of Incentive Stock Options. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Participant in any calendar year exceeds

$100,000, the Option and such other options shall be Nonqualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Service, other than by reason of death or Disability, will be taxed as a Nonqualified Stock Option.

3.5 Responsibility for Taxes.

(a) Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary that employs Participant or for which Participant otherwise renders services (the “Service Recipient”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient.

(b) Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option or the underlying Shares, including, but not limited to, the grant, vesting or exercise of the Option, the acquisition of Shares upon exercise, the subsequent sale of Shares acquired upon exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(c) In connection with any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, at the Company’s discretion and subject to any insider trading policy, any withholding obligations for Tax-Related Items may be satisfied by one or a combination of the following:

(i) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient;

(ii) withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or

(iii) withhold Shares to be issued upon exercise of the Option.

(d) The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding rates or other withholding rates, including maximum rates applicable in Participant’s jurisdiction, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the exercised Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

(e) Participant agrees to hold harmless, indemnify and keep indemnified the Company, any Subsidiary and Service Recipient from and against any liability for or obligation to pay any Tax-Related Items that is attributable to (1) the grant or exercise of, or any benefit derived by Participant from, the Option, (2) the acquisition by Participant of the Shares on exercise of the Option or (3) the disposal of any Shares.

(f) The Option cannot be exercised until Participant has made such arrangements as the Company may require for the satisfaction of any Tax-Related Items that may arise in connection with the exercise of the Option or the acquisition of the Shares by Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.

ARTICLE IV.

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Section 5.4 hereof, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a) An exercise notice in a form specified by the Administrator (which may be in paper or electronic form), stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable Tax-Related Items, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;

(c) Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other Applicable Law; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) Cash or check;

(b) With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c) Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the

Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

4.5 Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 10.7 of the Plan.

4.6 Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of exercise, Participant shall, if required by the Company, concurrently with such exercise, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

4.7 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.2 Whole Shares. The Option may only be exercised for whole Shares.

5.3 Lock Up Period. Participant shall, in connection with any registration of the offering of any securities of the Company under the Securities Act or otherwise, be prohibited from, directly or indirectly, offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending, or otherwise transferring or disposing of, directly or indirectly, any Common Stock (or other securities) of the Company or entering into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) during an appropriate period following the effective date of a registration statement of the Company filed under the Securities Act (or similar filing), as determined by the underwriters for such offering or the Administrator. Participants shall execute and deliver such agreements as may be reasonably requested by the Company or the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto. The Company shall impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction.

5.4 Transferability. The Option shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.

5.5 Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of the grant, vesting or exercise of the Option, or with the purchase or disposition of the Shares subject to the Option. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of such Shares and that Participant is not relying on the Company for any tax advice.

5.6 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.7 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.

5.8 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.8, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 5.8. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service (or similar non-U.S. postal service).

5.9 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.10 Governing Law and Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. By entering into this Agreement, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to this Agreement and the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By entering into this Agreement, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or this Agreement in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By entering into this Agreement, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or this Agreement.

5.11 Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

5.12 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

5.13 Successors and Assigns. The Company may assign any of its rights and delegate any of its obligations under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.4 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

5.14 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such Shares or (b) within one year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.15 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.16 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to commence or continue to serve as an Employee or other Service Provider or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the employment or services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary (as applicable) and Participant.

5.17 Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Country Provisions) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided that the Option shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company or Service Recipient or a Company plan pursuant to which Participant is eligible to participate, in each case, in accordance with the terms therein.

5.18 Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.19 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

5.20 Country Provisions. The Option shall be subject to any additional or different terms and conditions , if any, for Participant’s country of residence, as set forth in the appendix attached hereto ("Appendix"). If Participant relocates to one of the countries included in the Appendix during the life of the Option, the additional provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

* * * * *